EXHIBIT 10.11

SERIES A PREFERRED STOCK, COMMON STOCK AND

WARRANT PURCHASE AGREEMENT

(Share Consideration)

THIS SERIES A PREFERRED STOCK, COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 3rd day of July, 2006, by and between VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Buyer”) and EXETER CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (the “Seller”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of 65,617 shares (the “Shares”) of Series A Preferred Stock, of CD&L, Inc., a Delaware corporation (the “Company”) which may be converted into a total of 656,170 shares of Common Stock of the Company that it acquired immediately prior to the execution and delivery of this Agreement from the United States Business Administration as court appointed receiver for Exeter Venture Lenders, L.P. (“Exeter Venture”); and

WHEREAS, Seller is also the owner of 328,084 additional shares (the “Common Shares”) of Common Stock of the Company that it acquired immediately prior to the execution and delivery of this Agreement from Exeter Venture; and

WHEREAS, Seller currently holds a Warrant pursuant to a Warrant Agreement (as defined below) (the “Warrant”) entitling Seller to purchase up to 84,375 shares of Common Stock of the Company that it acquired immediately prior to the execution and delivery of this Agreement from Exeter Venture; and

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase and acquire from Seller, all of the Shares, Common Shares and the Warrant, all upon the terms and conditions hereinafter set forth; and

WHEREAS, prior to the execution and delivery of this Agreement, the Board of Directors of the Company has duly and validly taken all actions required to: (a) approve the execution and delivery of that certain Agreement and Plan of Merger of even date herewith, by and between the Company, Buyer and CD&L Acquisition Corp., a Delaware corporation (the “Merger Agreement”); (b) prevent any right issued pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 27, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, and amended as of April 14, 2004 (the “Stockholder Protection Rights Agreement”) from being exercisable pursuant to the Stockholder Protection Rights Agreement as a result of the transactions contemplated herein and under the Merger Agreement; (c) prevent any Separation Time (as such term is defined in the Stockholder Protection Rights Agreement) from occurring as a result of the transactions contemplated herein or under the Merger Agreement; (d) waive any and all rights the Company may have under that certain Warrant Agreement dated as of January 29, 1999 by and among the Company, Seller, Paribas (as defined below) and Exeter Venture which would restrict, prevent or inhibit the consummation of the transactions contemplated in this Agreement, including, without limitation, any right to request a legal opinion from Seller or Paribas with respect to the transactions contemplated in this Agreement pursuant to Section 14(b) of the Warrant Agreement and any rights of first offer pursuant to Section 14(d) of the Warrant Agreement; (e) waive any and all rights the Company may have under that certain Restructuring and Exchange Agreement dated as of April 14, 2004 by and among the Company, Seller, Paribas, Exeter Venture and the individuals listed therein as “Investors” (the “Restructuring Agreement”) which would restrict, prevent or inhibit the consummation of the transactions contemplated under this Agreement, including, without limitation, any obligation of Seller or Paribas to provide an opinion of counsel under Section 5.9 of the Restructuring Agreement in connection with the transactions contemplated in this Agreement and the obligation of any holder (“Holders”) of Series A Convertible Subordinated Debentures (the “Debentures”) to provide an opinion of counsel under Section 6.9 of the Restructuring Agreement with respect to the transfer of the Debentures as contemplated in the Series A Convertible Subordinated Debenture Purchase Agreement by and between the Holders and Buyer; and (f) waive any rights which the Company may own or posses to redeem the Shares under that certain Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc. filed with the Secretary of State of the State of Delaware on April 14, 2004 (the “Certificate of Designations”) until the later of: (i) the expiration of the First Purchaser Restricted Period (as defined in the Merger Agreement); and (ii) ten (10) days after the expiration of the Second Purchaser Restricted Period (as defined in the Merger Agreement), if any; and (g) waive the applicability of Section 203 of the Delaware General Corporation Law with respect to the Company and the transactions contemplated herein and under the Merger Agreement; and

WHEREAS, prior to the execution and delivery of this Agreement, BNP Paribas (“Paribas”) or the “Investor”) has, conditioned upon the execution and delivery of the Merger Agreement: (a) duly and validly consented to the sale and transfer of the Shares, Common Shares and the Warrant from Seller to Buyer, as contemplated by this Agreement; (b) waived any and all rights of co-sale which the Investor may have in connection with the transactions contemplated hereunder pursuant to that certain Stockholders Agreement dated April 14, 2004 by and among the Company and certain stockholders of the Company (the “Stockholders Agreement”) including, without limitation, any rights of co-sale under Section 2.1 of the Stockholders Agreement; and (c) waived any and all tag along rights which the Investor may have pursuant to the Warrant Agreement, including, without limitation, any tag along rights under Section 15 of the Warrant Agreement (the foregoing collectively referred to as the “Consent and Waiver”); and

WHEREAS, prior to the execution and delivery of this Agreement and conditioned upon the execution and delivery of the Merger Agreement, the Investor has, as a holder of Preferred Stock and pursuant to Section 5.2(b) of the Stockholders Agreement, consented to the Company entering into the Merger Agreement; and

WHEREAS, prior to the execution and delivery of this Agreement and conditioned upon the execution and delivery of the Merger Agreement, the Investor and other Stockholders (as such term is defined in the Stockholders Agreement) have waived any and all rights of first refusal the Investor or other Stockholder may have in connection with the transactions contemplated hereunder pursuant to the Stockholders Agreement, including, without limitation, all rights of first refusal provided for under Section 3.1 of the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:

1. Purchase of Shares, Common Shares and Warrant; Purchase Price. Subject to the terms and conditions hereinafter set forth, Seller agrees to assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, on the Closing Date, all of Seller’s right, title and interest in and to all the Shares, Common Shares and the Warrant in exchange for 2,465,418 shares of Common Stock of Buyer (the “Buyer Shares”). In connection with Buyer’s purchase from Seller of the Shares, Common Shares and Warrants in exchange for the Buyer Shares, Seller agrees to execute and deliver to Buyer the Terms and Conditions for Exchange of Shares annexed hereto as Exhibit “A” (the “Terms and Conditions”).

2. Closing.

(a) Closing. The closing (the “Closing”) of the transactions contemplated under this Agreement shall take place upon execution and delivery of this Agreement and each document or instrument to be delivered hereunder by each of the parties hereto and delivery by Buyer of certificates representing the Buyer Shares (the “Certificates”) and the simultaneous execution and delivery of the Merger Agreement and funding of the Paying Agent with the Merger Consideration as required thereunder (the “Closing Date”).

(b) Seller Closing Deliveries. At Closing, Seller shall deliver or cause Exeter Venture to deliver to Buyer the following:

(i) an executed original of this Agreement;

(ii) the certificates representing the Shares, Common Shares and the Warrant (or to the extent that such certificates representing the Shares, Common Shares and the Warrant have been lost or destroyed, an affidavit of lost stock certificate representing the Shares, Common Shares and the Warrant) together with a duly executed Stock and Warrant Power transferring such Shares, Common Shares and Warrant in the form attached hereto as Exhibit “B” (the “Stock and Warrant Power”);

(iii) duly executed originals of the Terms and Conditions;

(iv) Duly executed original of the Registration Rights Agreement attached hereto as Exhibit “C” (the “Registration Rights Agreement”); and

(v) a counterpart to the Consent and Waiver, duly executed by Seller.

(c) Buyer Closing Deliveries. At Closing, Buyer shall deliver: (i) to Seller, an executed original of this Agreement duly executed originals of the Terms and Conditions, a duly executed original of the Registration Rights Agreement, and the Certificates; and (ii) to the Company, an executed Waiver.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

3.1 Authorization. Seller is duly organized, validly existing and in good standing under the laws of its state of organization. Seller has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction. Seller is not currently subject to any voluntary and to its knowledge any involuntary, bankruptcy or insolvency proceedings.

3.2 Title to Shares, Common Shares and Warrants. Seller is the sole owner of the Shares, Common Shares and Warrants. Subject to the consents and waivers being obtained as provided in the recitals to this Agreement, (a) Seller has the unrestricted right to sell and transfer the Shares, Common Shares and Warrants to Buyer and to assign its rights pursuant to the Accompanying Agreements (as defined below) to Buyer, and (b) pursuant to the terms hereof Seller will transfer and deliver to the Buyer the Shares, Common Shares and Warrants free and clear of all liens, encumbrances, options, or other adverse claims (as defined in Article 8 of the Uniform Commercial Code as in effect in the State of New York) of any kind whatsoever.

3.3 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Shares, Common Shares and the Warrant by Seller to Buyer and the performance by Seller of its respective obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Certificate of Incorporation of Seller; or (b) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, the Warrant itself or any contract or agreement which is applicable to or binding upon or enforceable against Seller.

3.4 Section 16 of the Exchange Act. If Seller is the beneficial owner of more than 10% of any class of equity security of the Company and is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), Seller hereby represents and warrants to Buyer that: (i) other than the purchase of the Shares, Common Shares and Warrant from Exeter Venture, Seller has not acquired any securities of the Company within the six (6) month period ending on the date of this Agreement; (ii) the consummation of the transactions set forth herein by Seller will not result in a nonexempt short-swing transaction under Section 16 of the Exchange Act with respect to Seller; and (iii) consummation of the transactions set forth herein by Seller will not result in liability under Section 16(b) of the Exchange Act to Seller, Buyer or the Company.

3.5 Exclusivity of Representations. EXCEPT AS PROVIDED HEREIN, SELLER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

4.1 Authorization. Buyer is duly organized, validly existing and in good standing under the laws of its state of organization and was not organized for the specific purpose of acquiring the Shares, Common Shares or the Warrant. Buyer has the full right, power, legal capacity and authority to execute this Agreement and to perform all of the agreements, undertakings, covenants, representations and warranties herein contained. The execution and delivery of this Agreement and the issuance of the Senior Secured Note and Buyer Warrant has been duly authorized by all necessary Buyer corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes Buyer’s legal, binding and enforceable obligation, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and subject to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction.

4.2 No Violation. Subject to the consents and waivers that have been obtained as provided in the recitals to this Agreement, the execution of this Agreement and the delivery of the Senior Secured Note and Buyer Warrant by Buyer to Seller and the performance by Buyer of its respective obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Certificate of Incorporation of Buyer; or (b) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, the Senior Secured Note or Buyer Warrant, any contract or agreement which is applicable to or binding upon or enforceable against Buyer.

4.3 Purchase Entirely for Own Account. Buyer hereby represents and warrants that the Shares, Common Shares and the Warrant are being purchased for Buyer’s own account and for investment and without the intention of reselling or redistributing the same, that Buyer has made no agreement with others regarding any of such Shares, Common Shares and the Warrant and that Buyer’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Shares, Common Shares and the Warrant in the foreseeable future. Buyer is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares, Common Shares and the Warrant with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares, Common Shares or the Warrant and for which the Shares, Common Shares and the Warrant were pledged as security, would represent an intent inconsistent with the representations set forth above.

4.4 Reliance Upon Seller’s Representations. Buyer understands that the Shares, Common Shares and Warrants will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), based on one or more exemptions therefrom, and that Buyer’s reliance on such exemption is predicated on Seller’s representations set forth herein. Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations Buyer intends to acquire the Shares, Common Shares or the Warrant for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

4.5 Acknowledgement by Buyer. Buyer hereby acknowledges and agrees that it has conducted its own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Seller and the Company, which investigation, review and analysis was conducted by Buyer to the extent Buyer deemed appropriate, by its representatives. Buyer has had the opportunity to review the public filings with the Securities and Exchange Commission relating to Seller and the Company and all documents delivered therewith (the “SEC Filings”). In entering into this Agreement, Buyer hereby acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinion of Seller or any persons affiliated with Seller, with respect to matters and operations of Seller and the Company and Buyer acknowledges and agrees, to the fullest extent permitted by law, that:

(a) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied (except the specific representations and warranties of the Seller as set forth in this Agreement), as to the accuracy or completeness of any of the information reviewed by Buyer; and

(b) Neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Buyer or its directors, officers, partners, employees, affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under United States securities laws or otherwise) based upon any information provided or made available, to Buyer or its directors, officers, employees, partners, members, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to Seller insofar as the Seller has made specific representations and warranties set forth in this Agreement.

4.6 No Further Representations. Buyer acknowledges that neither Seller nor any of its directors, officers, partners, members, employees, affiliates, controlling persons, agents, advisors or representatives make any representations as to the business, properties, financial condition or operating history of the Company or the success or viability of the business proposed to be conducted by the Company after the Closing Date.

4.7 Investment Experience; Risks. Buyer is able to bear the economic risk of the investment in the Shares, Common Shares and the Warrant. Buyer has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the prospective investment in the Shares, Common Shares and Warrant and is able to bear such risks. Buyer understands that an investment in the Shares, Common Shares and the Warrant is highly speculative but believes that the investment is suitable for Buyer based upon the investment objectives and financial needs of Buyer, and has adequate means for providing for its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares, Common Shares and the Warrant. Buyer recognizes that the prospective investment in the Shares, Common Shares and the Warrant involves a high degree of risk, including, but not limited to, the risks described in the SEC Filings.

4.8 Accredited Investor. Buyer is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

4.9 Restricted Securities. Buyer realizes that (i) the purchase of the Shares, Common Shares and the Warrant is a long-term investment; (ii) Buyer must bear the economic risk of investment in the Shares and the Warrant for an indefinite period of time because the Shares and Warrant have not been registered under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act, or an exemption from such registration is available; and (iii) the transferability of the Shares and the Warrant is restricted. Buyer is aware that the Shares and the Warrant may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless the conditions of that Rule are met.

4.10 Exclusivity of Representations. EXCEPT AS PROVIDED HEREIN, BUYER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES.

5. Assignment of Rights Under Accompanying Agreements. By execution and delivery of this Agreement and conditioned upon the consummation of the Prior Transactions, on the Closing Date, Seller shall grant, assign and transfer to Buyer Seller’s full right, title and interest in and to: (a) the Stockholders Agreement; (b) that certain Registration Rights Agreement dated as of April 14, 2004 by and between the Company and the Investors and certain other investors referenced therein (the “Company Registration Rights Agreement”); and (c) the Warrant Agreement (collectively, the “Accompanying Agreements”). Buyer hereby assumes all of the obligations of Seller pursuant to the Accompanying Agreements.

6. Delivery of Waiver. In addition to any other condition provided for herein, the Closing of this Agreement is expressly conditioned upon Buyer executing and delivering that certain Waiver (the “Waiver”) to Company, in the form attached hereto as Exhibit “D”.

7. Miscellaneous.

7.1 Notice.

(a) Any notice or other communication required or permitted

hereunder shall be in writing and shall be deemed to have been duly given on (i) the date of service if served personally; (ii) three (3) business days after the date of mailing, if mailed by first class mail, registered or certified, postage prepaid, return receipt requested; or (iii) one (1) business day after delivery to the courier if sent by private courier guaranteeing next day delivery, delivery charges prepaid.

(b) Notices shall be sent to the following addresses: (i) if to Buyer, to One Morningside Drive North, Building B, Suite 300, Westport, Connecticut, 06880, Attention: General Counsel, or such other address as may hereafter be designated in writing by Buyer, with a copy to Budd Larner, P.C., 150 John F. Kennedy Parkway, Short Hills, New Jersey 07078, Attn: James F. Fitzsimmons, Esq.; and (ii) if to Seller, to One Liberty Square, 12th Floor, Boston Massachusetts 02109, with a copy to Kirkpatrick & Lockhart Nicholson Graham LLP, 599 Lexington Avenue, New York, NY 10022, Attn: John W. Kaufmann, or such other address as may hereafter be designated in writing by the applicable Seller.

7.2 Severability. The invalidity of any provision of this Agreement, or part thereof, shall not affect the validity or enforceability of the remainder of such provision and/or this Agreement.

7.3. Benefit. All the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Buyer and the respective successors and assigns of Seller.

7.4. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same Agreement. A facsimile signature to this Agreement of any party shall be considered to have the same binding legal effect as an original signature

7.5. Headings. The headings of the paragraphs of this Agreement are for convenience and reference only and do not constitute a part of this Agreement and in no way modify, interpret or construe the understanding of the parties hereto.

7.6. Governing Law; Jurisdiction.

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles to the conflicts of law thereof.

(b) Each party to this Agreement irrevocable consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof will be brought in the federal or state courts located within the jurisdiction of the United Stated District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each party to this Agreement irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party to this Agreement further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 7.1 hereof. Each party to this Agreement hereby irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in any of the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court is an inconvenient forum. Nothing in this Section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

7.7. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and may not be changed, nor modified orally, but only by the amendment to the Agreement in writing, signed by the party against whom enforcement of any change or modification in sought.

7.8. Integration. This Agreement supersedes all prior agreements and understandings among the parties to this Agreement and contains the full understanding of the parties hereto with respect to the subject matter hereof; and there are no representations, warranties, agreements or undertakings other than expressly contained herein or therein.

7.9 Interpretation. In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require

7.10 Modification. This Agreement may be modified or amended only by a written instrument duly signed by all of the parties hereto or their respective successors or assigns.

7.11 Assignments and Successors. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

7.12 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns; provided, however, to the extent that the Company has any rights under the Warrants or Accompanying Agreements the Company shall be a third party beneficiary of this Agreement.

7.13 Further Assurances. Each Seller and Buyer, at their own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

7.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

7.15 Recitals. The recitals to this Agreement are incorporated herein by this reference and shall be construed as if they are a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have executed this Series A Preferred Stock, Common Stock and Warrant Purchase Agreement as of the date first above written.

BUYER:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name: Edward W. Stone
Print Title: Chief Financial Officer

SELLER:

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P., General Partner

By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Signature Page to Series A Preferred Stock, Common Stock and Warrant Purchase Agreement – Exeter Capital (Share Consideration)]

EXHIBIT A

TERMS AND CONDITIONS

TERMS AND CONDITIONS FOR EXCHANGE OF SHARES

1. Agreement to Exchange the Shares; Closing Date.

1.1 Purchase and Sale. At the Closing (as hereinafter defined), the Company will exchange with Exeter Capital Partners IV, L.P. (“Exeter Capital”) 2,465,418 shares of Common Stock (the “Shares”) of the Company for the Velocity Shares and Warrant.

2. Deliveries at Closing; Closing Obligations. The purchase and sale of the Shares (the “Closing”) shall occur (the “Closing Date”) concurrent with or immediately following the execution and delivery of Purchase Agreement to which these Terms and Conditions are attached.

2.1 Certain Closing Deliveries

(a) At the Closing, the Company shall deliver to Exeter Capital one or more stock certificates representing the Shares, each such certificate to be registered in the name of Exeter Capital.

(b) At the Closing, the Company shall deliver to Exeter Capital an executed copy of the Registration Rights Agreement.

3. Representations, Warranties of the Company. In addition to those terms defined above and elsewhere in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Common Stock Equivalent” means any preferred stock, option, warrant, convertible bond, debt instrument or any other convertible instrument that can be converted into Common Stock.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and

Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

The Company hereby represents and warrants to Exeter Capital that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the other Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this the Transaction Documents, and (iii) the authorization, issuance and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Capitalization. All of the issued and outstanding shares of the Company’s and its subsidiaries capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities law and any rights of third parties; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholder of the Company or any of the Subsidiaries or similar contractual rights granted by the Company or any of the Subsidiaries.

3.4 Valid Issuance. The Shares are duly and validly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

3.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, which were not required to be made prior to Closing and (iii) such consents as have been previously obtained.

3.6 SEC Filings; Business.

(a) The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to Exeter Capital through the EDGAR system true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 (and any amendments thereto filed prior to the date of this Agreement), the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended October 1, 2005, December 31, 2005 and April 1, 2006, each of the Company’s Current Reports on Form 8-K filed since July 2, 2005, and the Company’s proxy statement pertaining to its annual meeting of stockholders to be held on June 28, 2006 and each other filing made by the Company with the Securities and Exchange Commission (the “Commission”) under the Exchange Act (collectively, the “SEC Filings”). The Company has not made any filings with the Commission under the Exchange Act since July 2, 2005 except for the SEC Filings and documents that are only required to be furnished to the Commission. The SEC Filings, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

(b) Each registration statement and any amendment thereto filed by the Company and which has become effective since January 1, 2004 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company will continue to make such filings as is necessary to comply with the obligations of a company with a class of shares registered pursuant to Rule 12(g) of the Exchange Act.

3.7 Intentionally Omitted.

3.8 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to Exeter Capital through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

3.9 Title to Properties. Except as disclosed in the SEC Filings and except for liens, encumbrances and defects that arise in the ordinary course of business and do not impair the Company’s ownership or use of such properties, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.10 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.11 ERISA. No “employee pension benefit plan,” “employee welfare benefit plan” or “multi-employer plan” of the Company (“ERISA Plans”) as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any trust created thereunder has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which could subject the Company to any material tax penalty on prohibited transactions and which has not adequately been corrected. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect.

3.12 Labor Matters.

(a) The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3.12 hereto, to the Company’s Knowledge, there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company’s Knowledge, there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s Knowledge, is imminent.

(b) Neither the Company nor any of the Subsidiaries is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(c) Neither the Company nor any Subsidiary has any liability for the improper classification by the Company of their employees as independent contractors or leased employees.

3.13 Intellectual Property.

(a) Except as set forth in Schedule 3.13 hereto, all Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.13 hereto, no Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

3.14 Environmental Matters. Neither the Company nor any of the Subsidiaries has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, statute, rule, regulatory decision or order of any governmental agency or body or any court, domestic or foreign relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the Company’s Knowledge, no disposal, release or discharge of “Hazardous Material” has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the SEC Filings, to the Company’s Knowledge: (A) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the Company’s Knowledge, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (B) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

3.15 Litigation. There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the Company’s Knowledge, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or any of the Subsidiaries which questions the validity of any of the capital stock of the Company (including, without limitation, the Shares) or any of the Subsidiaries, this Agreement or any of the other Transaction Documents, or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement or any of the other Transaction Documents. Except as described on Schedule 3.15, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties involving an amount in controversy in excess of $150,000; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.16 Financial Statements. The consolidated financial statements of the Company and the Subsidiaries together with the related notes thereto included in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings fairly present in all material respects the financial position, income, changes in stockholders’ equity, cash flow and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Act). Except as set forth in the financial statements of the Company set forth in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings, since the date of the latest financial statements included in the most recent Quarterly Report on Form 10-Q included among the SEC Filings: (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change or development involving a prospective material change in the condition, financial or otherwise, or in the earnings, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business; and (iv) the Company has not declared or paid any dividend or made any other distribution on or in respect of its capital stock. The outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q included among the SEC Filings.

3.17 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.18 Compliance with Nasdaq Continued Listing Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is approved for listing on the Nasdaq Capital Market under the symbol “VEXP”. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq Capital Market. The Company has taken no action that was designed to terminate trading of the Common Stock on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such trading.

3.19 No Directed Selling Efforts or General Solicitation. Neither the Company, nor, to the Company’s Knowledge, any Affiliate of the Company, nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

3.20 No Integrated Offering. Neither the Company nor, to the Company’s Knowledge, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) and/or Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

3.21 Private Placement. Assuming the truth and accuracy of Exeter Capital’s representations set forth in Section 4 of this Agreement, the offer and sale of the Securities to Exeter Capital as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.22 Questionable Payments. Neither the Company nor any of the Subsidiaries has, nor, to the Company’s Knowledge, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company’s and the Subsidiaries’ internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

3.23 Transactions with Affiliates. Except as disclosed in the SEC Filings and except for the Expense Reimbursement Agreement by and between the Company and TH Lee Putnam Ventures, none of the officers, directors or 5% or greater stockholders of the Company, and to the Company’s Knowledge none of their respective Affiliates and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.24 Internal Controls. Except as described in the SEC filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Filings, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-13 and 15d-13) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.25 Stabilization. None of the Company, any of the Subsidiaries or, to the Company’s Knowledge, any Affiliate of the Company or any Subsidiary, has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

3.26 Taxes. Each of the Company and the Subsidiaries has filed all income and franchise tax returns required to be filed (after giving effect to all permissible extensions) through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company’s financial statements (in accordance with GAAP). No tax deficiency has been asserted and no tax proceedings are pending or, to the Company’s Knowledge, are threatened against the Company or any of the Subsidiaries which, if adversely determined would have a Material Adverse Effect, and to the Company’s Knowledge, no such deficiency or proceeding is contemplated.

3.27 No Transfer Tax. No transfer tax, stamp duty or other similar tax is payable by or on behalf of Exeter Capital in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by Exeter Capital of Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

3.28 Not Investment Company. The Company is not an “investment company” or a company controlled by an “investment company” or, to the Company’s Knowledge, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4. Representations, Warranties and Covenants of Exeter Capital.

4.1 Exeter Capital Knowledge and Status. Exeter Capital represents and warrants to, and covenants with, the Company that: (i) it is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, and has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, and to protect its own interests in connection with the purchase of the Shares and is able to bear the risks of an investment in the Shares; (ii) it understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the Exhibit A hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) it will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) it has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein. Exeter Capital understands that the Shares to be issued to it have not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein, and it is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete loss of its investment.

4.2 International Actions. Exeter Capital acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States.

4.3 Registration Required. Exeter Capital hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless Exeter Capital is selling such Shares in a transaction not subject to the prospectus delivery requirement), and it acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. Exeter Capital acknowledges that as set forth in, and subject to the provisions of, the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.

4.4 Power and Authority. Exeter Capital further represents and warrants to, and covenants with, the Company that (i) it is duly organized and in good standing in the jurisdiction of its organization, (ii) it has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement has been duly authorized, executed and delivered, and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Exeter Capital nor any Affiliate of Exeter Capital, which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Exeter Capital’s investments or trading or information concerning Exeter Capital’s investments, including in respect of the Shares, or (z) is subject to Exeter Capital’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the effective date for the registration of the Shares, or (iii) 180 days after the Closing Date, Exeter Capital shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

4.6 No Tax or Legal Advice. Exeter Capital understands that nothing in this Agreement, or any other materials presented to Exeter Capital in connection with the purchase and sale of Shares hereunder constitutes legal, tax or investment advice. Exeter Capital has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5. Company Covenants.

5.1 Maintain Listing. The Company will use commercially reasonable efforts to maintain the listing of its common stock on the Nasdaq Capital Market or a recognized securities exchange registered with the Securities and Exchange Commission.

5.2 Regulation D Notice. The Company agrees to file a Notice of Sale of Securities pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Exeter Capital promptly after such filing.

5.3 Restriction on Integrated Offering. The Company shall not, and it shall use reasonable efforts to ensure that no Affiliate of the Company will, “offer,” “sell” or solicit offers to buy or otherwise negotiate in respect of any “security” (as each of such terms are defined in the Securities Act) which could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act

6. Filing of Form 8-K. To the extent required by law, no later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the Commission or Nasdaq.

7. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and Exeter Capital herein shall survive the execution of this Agreement, the delivery to Exeter Capital of the Shares being purchased and the payment therefore.

8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or electronic mail, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)     if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention:

Telephone: (952)

Telecopy: (952)

With a copy to:    Briggs and Morgan, P.A.

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attn: Avron L. Gordon

Telephone: (612) 977-8400

Telecopy: (612) 977-8650

Email: agordon@briggs.com

Budd Larner, PC

150 John F. Kennedy Parkway

Short Hills, NJ 07078

Attn: James F. Fitzsimmons Esq.

Telephone (973) 315-4800

Telecopy: (973) 379-7734

(b) if to Exeter Capital, at its address on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Exeter Capital.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Service of process in connection with any suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding and to the laying of venue exclusively in New York. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Exeter Capital.

14. Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement may also be executed and delivered via facsimile, which shall be deemed an original.

15. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and Exeter Capital in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Exeter Capital. Exeter Capital may assign any or all of its rights under this Agreement to any Person to whom Exeter Capital assigns and transfers the Shares, provided that such transferee (i) makes the representations of Exeter Capital under this Agreement, and (ii) agrees in writing to be bound with respect to the transferred Shares, by the provisions hereof that apply to Exeter Capital.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned have read and hereby agree to the Terms and Conditions for Exchange of Shares:

Velocity Express Corporation, a Delaware corporation

By:	/s/ Edward W. Stone
Print Name: Edward W. Stone
Print Title: Chief Financial Officer

Exeter Capital Partners IV, L.P.

By:	Exeter IV Advisors, L.P., General Partner

By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Signature Page for Terms and Conditions for Exchange of Shares]

Schedule 3.12

Labor Matters

The California EDD is conducting an investigation of the classification of the Company’s independent contractors.

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Schedule 3.13

Intellectual Property

The Company anticipates that it will initiate concurrent use proceedings in order to clarify territorial rights with respect to two “Velocity” trademark registrations (Velocity and Velocity Express). See attached correspondence from Keith B. Willhelm to James C. Lindvall dated March 31, 2006 and Settlement Agreement by and between Velocity Courier, Inc. and Velocity Express, Inc. dated November 30, 2000.

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Schedule 3.15

Litigation

[To be completed]

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EXHIBIT B

STOCK AND WARRANT POWER

FOR VALUE RECEIVED, the undersigned, does, effective as of July 3, 2006 hereby sell, assign and transfer unto VELOCITY EXPRESS CORPORATION: (i) Sixty Five Thousand Six Hundred Seventeen (65,617) shares of Series A Preferred Stock of CD&L, Inc., a Delaware corporation; (ii) Three Hundred Twenty Eight Thousand Eighty Four (328,084) shares of Common Stock of CD&L, Inc., a Delaware corporation; and (iii) a Warrant entitling the undersigned to purchase up to Eighty Four Thousand Three Hundred Seventy Five (84,375) shares of Common Stock of CD&L, Inc., a Delaware corporation, represented by Stock Certificates No.          and No         and Warrant No.         , respectively, and does hereby irrevocably constitute and appoint the Secretary of the said corporation as attorney to transfer said stock and warrant on the books of said corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of July, 2006.

[Medallion Guarantee]		Exeter Capital Partners IV, L.P., a Delaware limited partnership

		By:	Exeter IV Advisors, L.P., General Partner

		By:	Exeter IV Advisors, Inc., General Partner

By:	/s/ Edmund Go	By:	/s/ Kurt Bergquist
Print Name: Kurt Bergquist
Print Title: Vice President

[Stock and Warrant Power for Exeter Capital Series A Purchase Agreement (Share Consideration)]

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EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

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EXHIBIT D

WAIVER

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